Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended February 29, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$531,216
Unrealized Gain (Loss) on Market Value of Futures	56,524
Dividend Income	54
Interest Income	151
Total Income (Loss)	$587,945

Expenses
Investment Advisory Fee	$5,129
SEC & FINRA Registration Expense	580
Brokerage Commissions	535
NYMEX License Fee	128
Non-interested Directors' Fees and Expenses	90
Prepaid Insurance Expense	36
Other Expenses	6,901
Total Expenses	13,399
Expense Waiver	(5,619)
Net Expenses	$7,780
Net Income (Loss)	$580,165

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/12	$10,301,290
Net Income (Loss)	580,165

Net Asset Value End of Month	$10,881,455
Net Asset Value Per Unit (300,000 Units)	$36.27

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502